Exhibit 10.3

SCHEDULE A

CSP INC.

Stock Option

1. Date of Grant:	June 1, 2003

2. Name of Holder:	Jeff Chaffin

3. Maximum Number of shares for which this Option is exercisable: 5,000

4. Exercise (purchase) price per share: $2.70

5. Expiration date of Option (See Paragraph FIFTH for earlier termination): June 1, 2013

6. Vesting Schedule: This option shall become exercisable (and the shares issued upon exercise shall be vested) at the rate of 25% annually until it is fully vested.

The undersigned Holder acknowledges receipt of the Option of which this Schedule A is a part and agrees to the terms of the Option.

Stock Option Granted

by

CSP Inc.

(hereinafter called the “Company”)

to

Jeff Chaffin

(hereinafter called the “Holder”)

WITNESSETH:

For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following Stock Option:

FIRST: Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”). Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this option, (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, and (iv) the vesting schedule. It also sets forth applicable conditions precedent to exercise of this option, as well as any other terms and conditions that the Company may wish to incorporate herein.

Purchase of any shares hereunder shall be made by (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, or (b) with the consent of the Company, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (c) with the consent of the Company, a combination of (a) and (b). For the purpose of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be the closing price of the shares on the date of delivery as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the NASDAQ National Market System, or, if the Common Stock is not quoted on the fair market value per share as determined by the Committee. References herein to the Committee shall mean the Compensation Committee of the Board of Directors of the Company.

SECOND: Within a reasonable time following the receipt by the Company of the option price for any shares to be purchased hereunder, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name of the Holder (or in the name or names of the individual or individuals exercising the option, either along or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company); provided, however, that if any law, regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this Paragraph, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action.

THIRD: If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock, outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised this option in full immediately prior to such event. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation and the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least 50% of the voting power of the Company, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this option shall then be so exercisable, the number and class of shares (adjusted for any capital readjustment, stock split, stock dividend, or similar action) of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which this option shall be so exercised. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidated shares representing at least 50% of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while this option remains outstanding, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Holder of this option shall be entitled, upon exercise of this option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, this option shall be exercisable in full and any shares purchased upon exercise shall be free of repurchase restrictions; or (iii) this option may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Directors shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

FOURTH: No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to the exercise of this option.

The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

FIFTH: This option is not transferable by the Holder otherwise than by will or the laws of descent and distribution.

This option is exercisable during the Holder’s lifetime, only by Holder, and by Holder only while an employee of the Company or of a parent or subsidiary of the Company, except that in the event the Company terminates the employment of the Holder without cause and other than for death or retirement in good standing from the employ of the Company or such parent or subsidiary for reasons of age or disability under the then established rules of such corporation, the Holder shall have the right to exercise this option within thirty (30) days after the date he so ceases to be an employee of the Company or such parent or subsidiary (but not later than the expiration date of this option) with respect to the shares which were purchasable by him by exercise of this option at the time of such cessation of employment. For this purpose, “cause” shall mean any act or omission to act by the Holder which may have a material and adverse effect on the Company’s business or on the Holder’s ability to perform services for the Company including, without limitation, the commission of any crime; the material breach of any agreement between the Holder and the Company; any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate thereof.

In the event of the retirement of the Holder in good standing for reason of age or disability under the then established rules of the Company or a parent subsidiary of the Company, the Holder shall have the right to exercise this option at any time within ninety (90) days after his retirement (but not after the termination date of this option) with respect to the shares which were purchasable by the Holder at the date of his retirement.

In the event of the death of the Holder while he has the right to exercise this option, the Holder’s executors, administrators, or any person to whom this option may be transferred by will or by the laws of descent and distribution, as the case may be, shall have the right to exercise this option at any time within 180 days after death (but not after the termination date of this option) with respect to the shares which were purchasable by the Holder at the date of death.

SIXTH: Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the Treasurer of the Company at its principal office, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the Treasurer of the Company at such office or other address.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

SEVENTH: This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

All shares of stock issued hereunder shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any securities covered hereby under applicable federal and state securities laws; and in the event any shares are so registered or qualified the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

Whenever shares are to be delivered upon exercise of this option, the Company shall be entitled to require as a condition of delivery that the Holder remit an amount sufficient to satisfy all federal, state and other governmental tax requirements related thereto.

EIGHTH: Upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this option, without the prior written consent of the Company or such underwriters, as the case may be, for up to 180 days following the effective date of any registration of securities of the Company.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the effective date.

CSP INC.

BY:	/s/ Alexander R. Lupinetti
President, CEO